                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

BioSyntech, Inc.:

We consent to the incorporation by reference in the registration  statement (No.
333 -58718) on Form S-8 of  BioSyntech,  Inc. of our report dated June 13, 2003, with respect to the consolidated  balance sheet of BioSyntech,  Inc. as of March
31, 2003 and the related  consolidated  statements of operations,  stockholders'
equity, and cash flows for the year ended March 31, 2003 and for the period from inception to March 31, 2003 which report  appears in the March 31, 2003,  annual report on Form 10-KSB of BioSyntech. Inc.

Montreal, Canada                                           /s/KPMG LLP
July 13, 2003                                              Chartered Accountants